UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2010 (July 11, 2007)
SENSIVIDA MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	000-07405	22-1937826
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

150 Lucius Gordon Drive, Suite 110 West Henrietta, NY		14586
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 413-9080

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On or about June 16, 2010, the management of the registrant became aware that the license to a number of City University of New York (“CUNY”) patents held by Mediscience Technology Corp. ("Mediscience"), the predecessor company to SensiVida, may have been terminated by CUNY a few years ago. These patents related to the process of non-invasively detecting cancerous tissue within the body through native tissue fluorescence spectroscopy. Following investigation by the Board and management of SensiVida, it was determined that Mediscience’s license rights to 26 CUNY patents had in fact been terminated three years earlier and that Mediscience’s fiscal year ended February 29, 2008 Form 10-K misstated the company’s intellectual property assets. As a result of SensiVida management’s lack of knowledge of this matter prior to this recent finding, Form 10-K filings for fiscal years ended February 28, 2009 and 2010 inaccurately listed the CUNY patents as licensed by the merged company. A list of patents to which SensiVida no longer has a license from CUNY is set forth on Exhibit 99.1 attached to this Current Report on Form 8-K and incorporated herein by reference.

Following the merger of SensiVida Medical Systems, Inc. with Mediscience in March 2009 SensiVida shifted its company strategy to commercialize products using solely SensiVida Medical Systems’ proprietary technology. The strategy shift was based on business and technical assessments conducted by third party industry experts, who, along with management of SensiVida,  concluded, on the basis of multiple factors, including technology readiness, technical risks, market size and trends, competitive landscape, obstacles to gaining freedom to operate,  product clinical usability, and FDA/regulatory hurdles, that Sensivida Medical System's  technology had significantly greater potential to create shareholder value than the technology of Mediscience. As a result, since March 2009 SensiVida has focused its product development and commercialization efforts on minimally-invasive diagnostic devices based on its own proprietary, microsystems-based technology that automates bio-sensing and data acquisition while minimizing patient discomfort. SensiVida's innovative technology addresses a number of significant unmet market needs such as painless allergy skin testing, automated glucose monitors, blood coagulation testing, TB testing and cholesterol monitoring.

Although the SensiVida Board does not wish to diminish the seriousness of this recent finding, it expects that the financial impact of the CUNY license termination on the future business success of SensiVida will be minimal for the following reasons: 1) The audited balance sheets for the Form 10-K filings in 2008, 2009 and 2010 did not attribute any value to the 26 CUNY patents in issue; and 2) as discussed above, SensiVida’s current business plan and strategy is focused on development and commercialization of minimally-invasive allergy testing and glucose monitoring for which SensiVida has a strong IP position independent of the CUNY patents.

Item 9.01                      Exhibits and Financial Statements.

 (d)           Exhibits

99.1 List of CUNY Terminated Patent Licenses

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 17, 2010	SensiVida Medical Technologies, Inc.

	By:	/s/ Jose Mir
Jose Mir
President